Exhibit 99.1

News Release
Ryder Reports Record Second Quarter 2019 Revenue of $2.2 Billion, Up 7%
Second Quarter 2019

•	Q2 GAAP EPS from Continuing Operations Up $0.56 or 64% to $1.43 Reflecting Prior-Year Tax Adjustments and Current-Year Gain on Sale of Property

•	Q2 Comparable EPS (non-GAAP) from Continuing Operations Down $0.06 or 4% to $1.40, Primarily Reflecting Lower Used Vehicle Sales Results, Partially Offset by Improved Operating Performance

•	Record Q2 Total Revenue Grows 7% to $2.2 Billion

•	Record Q2 Operating Revenue (non-GAAP) Up 11% to $1.8 Billion, Reflecting Growth in all Business Segments
2019 Forecast

•	Revised Full-Year 2019 GAAP EPS Forecast Range from Prior Forecast of $5.28 to $5.58 to New Forecast of $4.80 to $5.10

•
Revised Full-Year 2019 Comparable EPS Forecast Range (non-GAAP) from Prior Forecast of $6.05 to $6.35 to New Forecast of $5.50 to $5.80, Primarily Reflecting Weaker Expected Market Conditions in Used Vehicle Sales

MIAMI, July 30, 2019 - Ryder System, Inc. (NYSE: R), a leader in commercial fleet management, dedicated transportation, and supply chain solutions, reports record total and operating revenue in the second quarter. Revenue grew in all three business segments reflecting new business and higher volumes. Second quarter GAAP EPS was up 64% to $1.43, reflecting prior-year tax adjustments and a current-year gain on sale of property. Comparable EPS was down 4% to $1.40, reflecting lower used vehicle sales results (primarily for heavy-duty tractors), partially offset by improved operating performance.
Results for the three months ended June 30 were as follows:

(dollars in millions, except EPS)	Earnings Before Taxes			Earnings			Diluted Earnings Per Share
	2019	2018	Change	2019	2018	Change	2019	2018	Change
GAAP	$103.1	101.9	1%	$75.5	46.2	63%	$1.43	0.87	64%
Non-operating pension costs	6.7	0.9		4.8	0.3		0.09	0.01
ERP implementation costs	3.9	—		2.9	—		0.05	—
Gain on sale of property	(18.6)	—		(13.8)	—		(0.26)	—
Restructuring and other, net	5.9	2.8		4.6	2.4		0.09	0.06
Tax adjustments	—	—		—	27.9		—	0.52
Comparable (non-GAAP)	$101.0	105.5	(4)%	$73.9	76.8	(4)%	$1.40	1.46	(4)%
Note: Amounts may not be additive due to rounding.

Exhibit 99.1

Total and operating revenue for the three months ended June 30 were as follows:

(in millions)	Total Revenue			Operating Revenue (non-GAAP)
	2019	2018	% Change	2019	2018	% Change
Total	$2,245.0	2,089.9	7%	$1,812.2	1,639.7	11%
FMS	$1,390.9	1,295.7	7%	$1,178.5	1,080.5	9%
SCS	$649.3	604.5	7%	$482.8	430.1	12%
DTS	$362.2	330.6	10%	$248.1	213.8	16%
Commenting on the company’s second quarter results, Ryder Chairman and CEO Robert Sanchez says, "Despite a softer freight environment compared to 2018, we delivered double-digit operating revenue growth driven by strong performance in our contractual dedicated transportation, supply chain, and lease businesses. This growth reflects continued outsourcing trends and the impact of our sales and marketing initiatives.
"In dedicated, we achieved solid double-digit revenue growth from both new outsourcing wins and current leasing customers expanding their Ryder relationship to include drivers and related services. Supply chain also delivered solid growth, driven by the consumer packaged goods and automotive verticals.
"Year to date, we've grown the ChoiceLease fleet by 8,000 vehicles with approximately 40% of growth coming from customers new to outsourcing.
"From an overall earnings standpoint, we delivered comparable earnings results slightly above the midpoint of our forecast range. We saw better than expected operating performance from our contractual businesses largely offset by lower demand conditions in used vehicle sales and rental that began late in the quarter. The revenue impact of lease accounting was generally in line with our forecast.
"In both dedicated and supply chain, we delivered strong earnings results reflecting revenue growth and a significant improvement in operating performance.
"We continue to return capital to our shareholders and earlier this month announced a 4% dividend increase to $2.24 annually. This marks the 172nd consecutive quarterly cash dividend, marking more than 43 years of uninterrupted dividend payments.
"Turning to our longer-term strategic initiatives, we are on track to achieve our multi-year $75 million maintenance cost-savings initiative. We remain encouraged by strong customer interest with COOP by Ryder™ -- a first-of-its-kind asset sharing platform for commercial vehicles -- following our expansion into Florida earlier this year. Additionally, the roll-out of our e-commerce fulfillment solution is on track with three fully operational facilities strategically located throughout the U.S."

Exhibit 99.1

Second Quarter Business Segment Operating Results
Fleet Management Solutions
In the Fleet Management Solutions (FMS) business segment, total revenue was $1.39 billion, up 7% compared with $1.30 billion in the year-earlier period. FMS operating revenue (a non-GAAP measure excluding fuel) was $1.18 billion, up 9% from the year-earlier period. Ryder ChoiceLeaseTM (lease) revenue increased 9% reflecting a larger average fleet size as well as higher prices on new vehicles. The lease fleet grew sequentially by 3,800 vehicles during the quarter. Commercial rental revenue increased 9% from the prior year due to higher demand and pricing.
FMS earnings before tax were $57.7 million, down 25%, compared with $76.6 million in 2018, reflecting lower used vehicle sales results. Used vehicle sales results declined from the prior year as a result of higher valuation adjustments of $10.4 million on a larger inventory and higher depreciation of $7.6 million due to vehicle residual value changes. Results were also negatively impacted by increased overheads including higher than normal levels of bad debt and, to a lesser extent, the impact of the adoption of the new lease accounting standard. Lease results benefited from fleet growth, reflecting strong outsourcing trends and our sales and marketing activities, as well as the company's maintenance cost-savings initiative. Commercial rental performance modestly improved, reflecting higher demand and pricing. Rental power fleet utilization was 75.3% for the second quarter, down from 79.4% in the year-earlier period, primarily reflecting lower tractor utilization. FMS earnings before tax as a percentage of FMS total revenue and FMS operating revenue (a non-GAAP measure) were 4.2% and 4.9%, respectively, down by 170 and 220 basis points, respectively, from the year-earlier period.
Supply Chain Solutions
In the Supply Chain Solutions (SCS) business segment, total revenue was up 7% to $649 million and operating revenue (a non-GAAP measure excluding fuel and subcontracted transportation) was up 12% to $483 million, compared with the year-earlier period. SCS total and operating revenue growth reflects new business, higher pricing, and increased volumes.
SCS earnings before tax of $45.8 million increased 24% in the second quarter of 2019 compared with $36.9 million in 2018, driven by revenue growth and improved operating performance. SCS earnings before tax as a percentage of SCS total revenue and SCS operating revenue (a non-GAAP measure) were 7.0% and 9.5%, respectively, both up 90 basis points from the year-earlier period.

Exhibit 99.1

Dedicated Transportation Solutions
In the Dedicated Transportation Solutions (DTS) business segment, total revenue was up 10% to $362 million and operating revenue (a non-GAAP measure excluding fuel and subcontracted transportation) was up 16% to $248 million, compared with the year-earlier period. DTS total and operating revenue growth reflects new business and customer expansions.
DTS earnings before tax of $27.1 million increased 47% compared with $18.5 million in 2018, due to revenue growth and improved operating performance. DTS earnings before tax as a percentage of DTS total revenue and DTS operating revenue (a non-GAAP measure) were 7.5% and 10.9%, respectively, up 190 and 230 basis points from the year-earlier period.

Corporate Financial Information
Central Support Services
In the second quarter of 2019, Central Support Services costs not allocated to the business segments were $10 million, slightly down from a year ago.
Income Taxes
Our effective income tax rate from continuing operations for the second quarter of 2019 decreased from 54.7% to 26.8%. The decrease reflects a $29 million adjustment in 2018 associated with the 2017 Tax Cuts and Jobs Act. The comparable effective income tax rate (a non-GAAP measure) from continuing operations for the second quarter of 2019 decreased from 27.2% to 26.9%, due to a change in the mix of jurisdictional earnings.
Lease Accounting
We adopted a new lease accounting standard effective January 1, 2019, which has no impact on cash flow or total earnings over the life of a lease contract. The new standard, however, changes the timing of lease revenue to better align with maintenance costs. In addition, the standard capitalizes sales commissions, which are then amortized over the lease contract term.
For the quarter, the deferred revenue component was in line with forecast. However, deferred commissions were higher than estimated, offsetting higher commissions paid due to more units placed in service during the quarter. We now expect adoption of the standard to reduce full year 2019 earnings per share by $0.05 to $0.10 as the fleet is expected to get younger during the year.

Exhibit 99.1

Capital Expenditures
Year-to-date capital expenditures increased to $2.2 billion in 2019, compared with $1.5 billion in 2018. The increase in capital expenditures reflects higher planned investments to grow and refresh the lease fleet. Proceeds of $256 million were up $54 million from the prior year, primarily due to $43 million from the sale of property. Net capital expenditures (including proceeds from the sale of assets) were $2.0 billion in 2019, up from $1.3 billion in 2018.
Cash Flow and Leverage
Year-to-date operating cash flow was $1.05 billion in 2019, up from $865 million in 2018. Total cash generated (a non-GAAP measure that includes proceeds from used vehicle sales) was $1.3 billion, compared with $1.1 billion in 2018. Free cash flow (a non-GAAP measure) was negative $909 million, compared with negative $354 million in 2018, reflecting increased net capital spending.
Total debt as of June 30, 2019 was $7.7 billion, up from $6.6 billion in 2018. Debt to equity for the second quarter of 2019 was 294% compared with 262% at year-end 2018, within Ryder’s long-term target range of 250% to 300%.

2019 Earnings Forecast
Commenting on the company’s outlook, Mr. Sanchez says, "We continue to see a healthy demand environment across our contractual lease, dedicated, and supply chain businesses; however, beginning late in the quarter, we saw softening demand for heavy-duty tractors in our transactional used vehicle sales and rental product lines, driven primarily by slowing demand from for-hire transportation companies.
"We are on track to achieve strong contractual sales for the year reflecting continuing outsourcing trends in transportation and logistics.
"In our supply chain and dedicated businesses, we expect continued strong operating performance resulting in pre-tax margins for the year within our long-term target range.
"We're on track to meet or exceed our target 11,000-unit lease fleet growth in 2019, which will be a new record for Ryder.
"Our strategy to expand our medium-duty truck rental business to capture growing e-commerce demand is on track. However, given the slower demand from the for-hire sector, we now anticipate heavy-duty tractor rental activity to be somewhat below our prior forecast. We expect to largely mitigate this impact

Exhibit 99.1

by executing our asset management playbook and taking other cost actions.
"In used vehicle sales, based on the demand and market conditions we began to see in June, we now expect tractor pricing to be below our previous forecast, primarily due to more units being wholesaled in the second half of the year."
In view of these factors, Ryder is revising its full-year 2019 GAAP EPS forecast to a range of $4.80 to $5.10, as compared to the prior forecast of $5.28 to $5.58. In 2018, full-year GAAP EPS was $5.44. The company is also revising its forecast for full-year 2019 comparable EPS from continuing operations to $5.50 to $5.80, from the prior forecast of $6.05 to $6.35. In 2018, full-year comparable EPS was $5.97.
Ryder is establishing a third quarter 2019 GAAP EPS forecast of $1.20 to $1.35, compared with $1.73 in the third quarter 2018. The company is also establishing a third quarter 2019 forecast for comparable EPS from continuing operations of $1.45 to $1.60, compared with $1.67 in the third quarter 2018. The EPS forecast for the third quarter of 2019 includes an expected negative impact of between $0.05 and $0.10 associated with the adoption of the new lease accounting standard compared to a benefit of $0.04 in the year earlier period. The lease accounting impact in the third quarter reflects an expected decline in the fleet age.

Supplemental Company Information
Second Quarter Net Earnings

(in millions, except per share amounts)	Earnings		Diluted EPS
	2019	2018	2019	2018
Earnings from continuing operations	$75.5	46.2	$1.43	0.87
Discontinued operations	(0.2)	(1.3)	—	(0.02)
Net earnings	$75.2	44.9	$1.43	0.85

Exhibit 99.1

Year-to-Date Operating Results

(in millions, except per share amounts)	Six months ended June 30,
	2019	2018	Change
Total revenue	$4,425	3,994	11%
Operating revenue (non-GAAP)	$3,571	3,183	12%

Earnings from continuing operations	$121.3	83.5	45%
Comparable earnings from continuing operations (non-GAAP)	$132.3	127.9	3%
Net earnings	$120.5	81.8	47%

Earnings per common share - Diluted
Continuing operations	$2.30	1.58	46%
Comparable (non-GAAP)	$2.51	2.42	4%
Net earnings	$2.28	1.55	47%

For more information on Ryder System, Inc., visit http://investors.ryder.com/.
Contacts:    Media:                    Investor Relations:
Amy Federman                Bob Brunn
(305) 500-4989                (305) 500-4053
CONFERENCE CALL & WEBCAST:
Ryder's Second Quarter earnings call and webcast is scheduled for 7/30/2019 at 11:00 a.m. ET. To join, click here.
LIVE AUDIO VIA PHONE
Toll Free Number 888-352-6803
USA Toll Number:              323-701-0225
Audio Passcode:               Ryder
Conference Leader:           Bob Brunn

AUDIO REPLAY VIA PHONE
An audio replay of the call will be available one hour after call ends for 30 days.
Toll Free Number:           888-203-1112
USA Toll Number:           719-457-0820
Replay Passcode:         1420126

Exhibit 99.1

AUDIO REPLAY VIA MP3 DOWNLOAD
A podcast will be available within 24 hours after the end of the call. Click here then select Financials/Quarterly Reports and the date.
AUDIO & SLIDE REPLAY VIA INTERNET
An audio replay including the slide presentation will be available on the Internet within two hours following the call. Click here then select Financials/Quarterly Reports and the date.
###

Note Regarding Forward-Looking Statements:
Certain statements and information included in this news release are “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including our forecast, outlook, expectations regarding market trends and economic environment; our financial condition; our fleet growth; performance in our product lines and segments; the strength of our contractual sales pipeline; projections related to customer retention; demand, utilization and pricing in our commercial rental business; demand, sales and pricing in used vehicle sales; used vehicle inventory levels; residual values; return on capital spread; operating cash flow; free cash flow; capital expenditures; leverage; our ability to make investments in and obtain our projected benefits from sales, marketing, IT, e-commerce and new product initiatives; costs of implementing our ERP system; the impact and adequacy of steps we have taken to address our cost structure; our ability to implement our asset management strategy to right size the rental fleet; our ability to successfully implement our maintenance cost-savings initiatives; and our ability to gain market acceptance of our new products and services. Our forward-looking statements also include our expectations regarding the impact from the new lease accounting standard on our earnings, financial position, cash flow, leverage and the demand for our products and services. The expected impact on these items may differ due to changes in the distribution of lease fleet by age, the number of early terminations, vehicle type, lease terms, and the percentage of leases fulfilled with new versus used vehicles. All of these statements are based on our preliminary estimates and are subject to our continuing evaluation of our leases under the new lease accounting standard as well as necessary changes to accounting and business processes in order to implement the recognition and disclosure requirements of the new standard.

All of our forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, our ability to adapt to changing market conditions, lower than expected contractual sales, decreases in commercial rental demand or utilization or poor acceptance of rental pricing, worsening of market demand for used vehicles impacting current pricing and our anticipated proportion of retail versus wholesale sales, lack of customer demand for our services, higher than expected maintenance costs, lower than expected benefits from our cost-savings initiatives, lower than expected benefits from our sales, marketing and new product initiatives, higher than expected costs related to our ERP implementation, setbacks or uncertainty in the economic market, implementation or enforcement of regulations, decreases in freight demand or volumes, poor operational execution including with respect to new accounts and product launches, our difficulty in obtaining adequate profit margins for our services, our inability to maintain current pricing levels due to soft economic conditions, business interruptions or expenditures due to severe weather or natural occurrences, competition from other service providers and new entrants, lower than anticipated customer retention levels, loss of key customers, driver and

Exhibit 99.1

technician shortages resulting in higher procurement costs and turnover rates, higher than expected bad debt reserves or write-offs, changes in customers' business environments that will limit their ability to commit to long-term vehicle leases, a decrease in credit ratings, increased debt costs, adequacy of accounting estimates, higher than expected reserves and accruals particularly with respect to pension, taxes, depreciation, insurance and revenue, impact of changes in accounting policies, including our depreciation policy, the sudden or unusual changes in fuel prices, unanticipated currency exchange rate fluctuations, our ability to manage our cost structure, and the risks described in our filings with the Securities and Exchange Commission (SEC). The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Note Regarding Non-GAAP Financial Measures: This news release includes certain non-GAAP financial measures as defined under SEC rules, including:
Comparable Earnings Measures, including comparable earnings from continuing operations, comparable earnings per share from continuing operations, comparable earnings before income tax, comparable earnings before interest, income tax, depreciation and amortization, and comparable effective income tax rate. Additionally, our adjusted return on average capital (ROC) and adjusted return on capital spread (ROC spread) measures are calculated based on comparable earnings items. Our comparable earnings typically exclude non-operating pension costs and certain other items that are not representative of our business operations, which in this quarter include:

•	ERP implementation costs includes charges related to the implementation of an Enterprise Resource Planning system.

•	Gain on sale of property includes gains on the sale of certain SCS properties.

•
Restructuring and other, net includes charges related to cost savings initiatives and the pursuit of a commercial claim. For the three months ended June 30, 2018, this primarily related to losses from our Singapore operations that was shut down in the second quarter of 2019, transaction costs and restructuring charges related to the acquisitions of MXD and Metro, offset by an adjustment to the restructuring accrual recorded as of December 31, 2017.

•	Tax Adjustments for the three months ended June 30, 2018 primarily reflect impacts of the 2017 Tax Cuts and Jobs Act.
Operating Revenue Measures, including operating revenue for Ryder and its business segments, and segment EBT as a percentage of operating revenue.
Cash Flow Measures, including total cash generated, and free cash flow.
Refer to Appendix - Non-GAAP Financial Measure Reconciliations at the end of the tables following this press release for reconciliations of the non-GAAP financial measures contained in this release to the nearest GAAP measure. Additional information regarding non-GAAP financial measures as required by Regulation G and Item 10(e) of Regulation S-K can be found in our most recent Form 10-K, and our Form 8-K filed as of the date of this release with the SEC, which are available at http://investors.ryder.com.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS - UNAUDITED
Periods ended June 30, 2019 and 2018
(In millions, except per share amounts)

	Three Months		Six Months
	2019	2018	2019	2018

Lease & related maintenance and rental revenues	$933.8	858.6	$1,833.4	1,683.6
Services revenue	1,159.1	1,072.3	2,291.1	2,000.5
Fuel services revenue	152.1	159.0	300.8	310.1
Total revenues	2,245.0	2,089.9	4,425.3	3,994.1

Cost of lease & related maintenance and rental	687.5	632.8	1,351.8	1,248.4
Cost of services	976.4	908.1	1,948.1	1,696.9
Cost of fuel services	148.4	155.6	291.6	302.5
Other operating expenses	29.7	30.7	63.3	63.7
Selling, general and administrative expenses	226.4	212.6	457.7	420.4
Non-operating pension costs	6.7	0.9	13.2	2.1
Used vehicle sales, net	18.1	5.6	26.4	13.0
Interest expense	60.8	42.8	116.1	80.9
Miscellaneous income, net	(21.9)	(3.6)	(30.1)	(6.2)
Restructuring and other items, net	9.8	2.8	16.0	17.9
	2,141.9	1,988.0	4,254.1	3,839.5

Earnings from continuing operations before income taxes	103.1	101.9	171.2	154.6
Provision for income taxes	27.6	55.7	49.9	71.1
Earnings from continuing operations	75.5	46.2	121.3	83.5
Loss from discontinued operations, net of tax	(0.2)	(1.3)	(0.8)	(1.7)
Net earnings	$75.2	44.9	$120.5	81.8

Earnings (loss) per common share - Diluted
Continuing operations	$1.43	0.87	$2.30	1.58
Discontinued operations	—	(0.02)	(0.02)	(0.03)
Net earnings	$1.43	0.85	$2.28	1.55

Earnings per share information - Diluted
Earnings from continuing operations	$75.5	46.2	$121.3	83.5
Less: Earnings allocated to unvested stock	(0.3)	(0.2)	(0.5)	(0.3)
Earnings from continuing operations available to common stockholders	$75.2	46.0	$120.9	83.2

Weighted-average shares outstanding - Diluted	52.5	52.6	52.6	52.7

EPS from continuing operations	$1.43	0.87	$2.30	1.58
Non-operating pension costs	0.09	0.01	0.18	0.02
ERP implementation costs	0.05	—	0.11	—
Restructuring and other, net	0.09	0.06	0.12	0.04
Gain on sale of property	(0.26)	—	(0.26)	—
Goodwill impairment	—	—	—	0.29
Tax adjustments	—	0.52	0.06	0.49
Comparable EPS from continuing operations *	$1.40	1.46	$2.51	2.42

* Non-GAAP financial measure. A reconciliation of GAAP EPS from continuing operations to comparable EPS from continuing operations is set forth in this table.

Note: Amounts may not be additive due to rounding.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS - UNAUDITED
(In millions)

	June 30, 2019	December 31, 2018

Assets:
Cash and cash equivalents	$92.5	68.1
Other current assets	1,478.9	1,499.6
Revenue earning equipment, net	10,561.0	9,416.0
Operating property and equipment, net	866.9	862.1
Other assets	1,522.7	1,502.1
	$14,522.1	13,347.8

Liabilities and shareholders' equity:
Current liabilities	$1,587.9	1,579.6
Total debt	7,672.3	6,649.3
Other non-current liabilities (including deferred income taxes)	2,654.1	2,582.3
Shareholders' equity	2,607.7	2,536.6
	$14,522.1	13,347.8

SELECTED KEY RATIOS AND METRICS

	June 30, 2019	December 31, 2018

Debt to equity	294%	262%
Effective interest rate (average cost of debt)	3.3%	3.0%

	Six months ended June 30,
	2019	2018

Cash provided by operating activities from continuing operations	$1,045.1	864.8
Free cash flow *	(909.4)	(354.3)
Capital expenditures paid	2,210.8	1,421.3

Capital expenditures (accrual basis)	$2,248.5	1,496.6
Less: Proceeds from sales (primarily revenue earning equipment)	(256.3)	(202.1)
Net capital expenditures	$1,992.2	1,294.5

	Twelve months ended June 30,
	2019	2018

Return on average shareholders' equity**	12.7%	35.5%
Return on average assets**	2.4%	6.7%
Adjusted return on capital *	5.0%	4.8%
Weighted average cost of capital	4.8%	4.4%
Return on capital spread ***	0.2%	0.4%

* Non-GAAP financial measure. See reconciliation of the non-GAAP elements of this calculation reconciled to the corresponding GAAP measures included in the Appendix - Non-GAAP Financial Measures section at the end of this release.
** 2018 calculations include the benefit from Tax Reform recorded in the fourth quarter of 2017.
*** Non-GAAP financial measure. Adjusted return on capital spread is calculated as the difference of the adjusted return on capital and the weighted average cost of capital.

Note: Amounts may not be additive due to rounding.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
LEASE ACCOUNTING IMPACT - UNAUDITED
(in millions, except per share amounts)

Adoption of the new lease standard impacted our previously reported Consolidated Condensed Statements of Operations and Comprehensive Income results as follows:

	Three months ended June 30, 2018				Six months ended June 30, 2018

	As Previously	Lessor	Lessee and Other		As Previously	Lessor	Lessee and Other
	Reported	Adjustments *	Adjustments *	As Revised	Reported	Adjustments *	Adjustments *	As Revised
Lease & related maintenance and rental revenues	$858.0	0.3	0.3	858.6	$1,682.3	0.7	0.6	1,683.6
Total revenues	2,089.3	0.3	0.3	2,089.9	3,992.8	0.7	0.6	3,994.1

Cost of lease & related maintenance and rental	636.4	(3.6)	—	632.8	1,255.6	(7.2)	—	1,248.4
Cost of services **	906.0	—	2.0	908.1	1,693.3	—	3.6	1,696.9
Other operating expenses	30.9	—	(0.3)	30.7	64.4	—	(0.8)	63.7
Selling, general and administrative expenses **	212.9	0.8	(1.1)	212.6	421.8	0.1	(1.4)	420.4
Used vehicle sales, net	6.0	(0.5)	—	5.6	13.4	(0.4)	—	13.0
Interest expense	42.4	—	0.4	42.8	80.2	—	0.8	80.9
Restructuring and other items, net **	3.6	(0.2)	(0.6)	2.8	19.4	—	(1.5)	17.9
Earnings from continuing operations before income taxes	98.3	3.8	(0.2)	101.9	146.4	8.3	(0.1)	154.6
Provision for income taxes	54.8	1.0	—	55.7	68.9	2.2	—	71.1
Earnings from continuing operations	43.5	2.8	(0.2)	46.2	77.5	6.1	(0.1)	83.5
Net earnings	42.3	2.8	(0.2)	44.9	75.8	6.1	(0.1)	81.8

Comprehensive income	4.9	4.3	—	9.2	55.9	7.6	—	63.4

Earnings per common share - Basic
Continuing operations	$0.83	0.05	—	0.88	$1.47	0.12	—	1.59
Net earnings	$0.80	0.05	—	0.85	$1.44	0.12	—	1.56

Earnings per common share - Diluted
Continuing operations	$0.82	0.05	—	0.87	$1.46	0.12	—	1.58
Net earnings	$0.80	0.05	—	0.85	$1.43	0.12	—	1.55

* Included in the New Lease Standard Adjustments is the immaterial correction of the lease classification of certain leases of revenue earning equipment in our FMS Europe business as sales-type leases as well as the immaterial correction of certain facility leases as finance leases. See the Company's interim financial statements filed on Form 10-Q for further information.

** The changes primarily reflect the reclassification of our Singapore operations that were shut down during 2019.

Note: Amounts may not be additive due to rounding.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
LEASE ACCOUNTING IMPACT - UNAUDITED
(in millions)

Adoption of the new lease standard impacted our previously reported Consolidated Condensed Balance Sheet as follows:

	December 31, 2018

	As Previously	Lessor	Lessee
	Reported	Adjustments *	Adjustments *	As Revised
Receivables, net	$1,219.4	22.6	—	1,242.1
Prepaid expenses and other current assets	201.6	(23.3)	—	178.3
Total current assets	1,568.4	(0.7)	—	1,567.7
Revenue earning equipment, net	9,498.0	(84.2)	2.2	9,416.0
Operating property and equipment, net	843.8	—	18.2	862.1
Sales-type leases and other assets	606.6	156.8	204.3	967.8
Total assets	13,051.1	72.0	224.7	13,347.8
Short-term debt and current portion of long term-debt	930.0	—	7.2	937.1
Accrued expenses and other current liabilities	630.5	145.1	72.2	847.7
Total current liabilities	2,292.3	145.1	79.3	2,516.7
Long-term debt	5,693.6	—	18.5	5,712.1
Other non-current liabilities	849.9	421.2	131.5	1,402.6
Deferred income taxes	1,304.8	(124.6)	(0.5)	1,179.7
Total liabilities	10,140.8	441.7	228.8	10,811.2
Retained earnings	2,710.7	(369.6)	(3.8)	2,337.3
Accumulated other comprehensive loss	(911.3)	(0.1)	(0.2)	(911.6)
Total shareholders' equity	2,910.3	(369.7)	(4.1)	2,536.6
Total liabilities and shareholders' equity	13,051.1	72.0	224.7	13,347.8

* Included in the New Lease Standard Adjustments is the immaterial correction of the lease classification of certain leases of revenue earning equipment in our FMS Europe business as sales-type leases as well as the immaterial correction of certain facility leases as finance leases. See the Company's interim financial statements filed on Form 10-Q for further information.

LEASE ACCOUNTING IMPACT ON EPS

2018	1Q	2Q	3Q	4Q	Full Year
Impact on EPS	$0.06	0.05	0.04	0.08	0.23

2019 Forecast	1Q	2Q	3Q		Full Year
Impact on EPS	$0.11	0.02	($0.05) - ($0.10)		($0.05) - ($0.10)

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED
Periods ended June 30, 2019 and 2018
(in millions)

	Three Months			Six Months
	2019	2018	B(W)	2019	2018	B(W)

Total Revenue:
Fleet Management Solutions:
ChoiceLease	$765.3	701.1	9%	$1,513.9	1,392.0	9%
SelectCare	136.4	125.3	9%	272.1	247.1	10%
Commercial rental	253.9	232.4	9%	490.0	437.0	12%
Other	23.0	21.8	6%	46.2	43.7	6%
Fuel services revenue	212.4	215.2	(1)%	420.2	419.0	—%
Total Fleet Management Solutions	1,390.9	1,295.7	7%	2,742.5	2,538.8	8%
Supply Chain Solutions	649.3	604.5	7%	1,285.0	1,099.2	17%
Dedicated Transportation Solutions	362.2	330.6	10%	711.9	629.6	13%
Eliminations	(157.5)	(141.0)	(12)%	(314.0)	(273.5)	(15)%
Total revenue	$2,245.0	2,089.9	7%	$4,425.3	3,994.1	11%

Operating Revenue: *
Fleet Management Solutions	$1,178.5	1,080.5	9%	$2,322.3	2,119.7	10%
Supply Chain Solutions	482.8	430.1	12%	959.8	812.9	18%
Dedicated Transportation Solutions	248.1	213.8	16%	483.7	415.2	16%
Eliminations	(97.2)	(84.7)	(15)%	(194.6)	(164.5)	(18)%
Operating revenue	$1,812.2	1,639.7	11%	$3,571.2	3,183.4	12%

Business segment earnings:
Earnings from continuing operations
before income taxes:
Fleet Management Solutions	$57.7	76.6	(25)%	$118.7	130.9	(9)%
Supply Chain Solutions	45.8	36.9	24%	78.1	62.4	25%
Dedicated Transportation Solutions	27.1	18.5	47%	44.5	31.5	41%
Eliminations	(19.2)	(15.3)	(25)%	(36.5)	(28.6)	(28)%
	111.5	116.6	(4)%	204.8	196.2	4%
Unallocated Central Support Services	(10.5)	(11.1)	5%	(23.0)	(21.7)	(6)%
Non-operating pension costs	(6.7)	(0.9)	NM	(13.2)	(2.1)	NM
Restructuring and other items, net	8.8	(2.8)	NM	2.6	(17.9)	NM
Earnings from continuing operations before income taxes	103.1	101.9	1%	171.2	154.6	11%
Provision for income taxes	27.6	55.7	50%	49.9	71.1	30%
Earnings from continuing operations	$75.5	46.2	63%	$121.3	$83.5	45%

* Non-GAAP financial measure. See reconciliation of GAAP total revenue to operating revenue in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
Periods ended June 30, 2019 and 2018
(in millions)

	Three Months			Six Months
	2019	2018	B(W)	2019	2018	B(W)

Fleet Management Solutions

FMS total revenue	$1,390.9	1,295.7	7%	$2,742.5	2,538.8	8%
Fuel services revenue(a)	(212.4)	(215.2)	(1)%	(420.2)	(419.0)	—%
FMS operating revenue *	$1,178.5	1,080.5	9%	$2,322.3	2,119.7	10%

Segment earnings before income taxes	$57.7	76.6	(25)%	$118.7	130.9	(9)%

FMS earnings before income taxes as % of FMS total revenue	4.2%	5.9%		4.3%	5.2%

FMS earnings before income taxes as % of FMS operating revenue *	4.9%	7.1%		5.1%	6.2%

Supply Chain Solutions

SCS total revenue	$649.3	604.5	7%	$1,285.0	1,099.2	17%
Subcontracted transportation	(135.5)	(147.0)	(8)%	(263.5)	(233.8)	13%
Fuel	(31.0)	(27.5)	13%	(61.6)	(52.5)	17%
SCS operating revenue *	$482.8	430.1	12%	$959.8	812.9	18%

Segment earnings before income taxes	$45.8	36.9	24%	$78.1	62.4	25%

SCS earnings before income taxes as % of SCS total revenue	7.0%	6.1%		6.1%	5.7%

SCS earnings before income taxes as % of SCS operating revenue *	9.5%	8.6%		8.1%	7.7%

Dedicated Transportation Solutions

DTS total revenue	$362.2	330.6	10%	$711.9	629.6	13%
Subcontracted transportation	(76.9)	(80.4)	(4)%	(153.7)	(144.1)	7%
Fuel	(37.2)	(36.4)	2%	(74.5)	(70.3)	6%
DTS operating revenue *	$248.1	213.8	16%	$483.7	415.2	16%

Segment earnings before income taxes	$27.1	18.5	47%	$44.5	31.5	41%

DTS earnings before income taxes as % of DTS total revenue	7.5%	5.6%		6.3%	5.0%

DTS earnings before income taxes as % of DTS operating revenue *	10.9%	8.6%		9.2%	7.6%

* Non-GAAP financial measure. A reconciliation of (1) GAAP total revenue to operating revenue for each business segment (FMS, DTS and SCS) and (2) segment earnings before taxes (EBT) as % of segment total revenue to segment EBT as % of segment operating revenue for each business segment is set forth in this table.
Note: Amounts may not be additive due to rounding.

(a) Includes intercompany fuel sales from FMS to DTS and SCS.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
KEY PERFORMANCE INDICATORS

	Three months ended June 30,		Six months ended June 30,		Change 2019/2018
	2019	2018	2019	2018	Three Months	Six Months

ChoiceLease
Average fleet count	155,900	141,600	152,800	140,800	10%	9%
End of period fleet count	157,300	143,000	157,300	143,000	10%	10%
Miles/unit per day change - % (a)	(2.6)%	0.5%	(1.0)%	(0.6)%

Commercial rental
Average fleet count	44,800	40,600	43,500	39,600	10%	10%
End of period fleet count	45,400	41,600	45,400	41,600	9%	9%
Rental utilization - power units	75.3%	79.4%	75.1%	77.1%	(410) bps	(200) bps
Rental rate change - % (b)	1.9%	2.8%	2.6%	3.1%

Customer vehicles under
SelectCare contracts
Average fleet count	55,600	55,000	55,700	54,300	1%	3%
End of period fleet count	56,100	56,000	56,100	56,000	—%	—%

Customer vehicles under
SelectCare on-demand (c)
Fleet serviced during the period	9,100	8,600	15,100	13,800	6%	9%

SCS
Average fleet count (d)	9,800	8,500	9,700	8,500	15%	14%
End of period fleet count (d)	9,700	8,600	9,700	8,600	13%	13%

DTS
Average fleet count (d)	9,700	8,700	9,600	8,600	11%	12%
End of period fleet count (d)	9,700	8,900	9,700	8,900	9%	9%

Used vehicle sales (UVS)
Average UVS inventory	7,900	5,800	7,500	5,900	36%	27%
End of period fleet count	8,300	5,600	8,300	5,600	48%	48%
Used vehicles sold	5,100	4,700	10,000	8,900	9%	12%
UVS pricing change - % (e)
Tractors	19%	5%	18%	5%
Trucks	(1)%	9%	1%	6%

Notes:

(a)	Represents percentage change compared to prior year period in miles driven per vehicle per workday on US lease power units.
(b)	Represents percentage change compared to prior year period in average global rental rate per day on power units using constant currency.
(c)
Comprised of the number of vehicles serviced under on-demand maintenance agreements. Vehicles included in the end of period count may have been serviced more than one time during the respective period.

(d)	These vehicle counts are also included within the average fleet counts for ChoiceLease, Commercial rental and SelectCare.
(e)	Represents percentage change compared to prior year period in average sales proceeds on used vehicle sales using constant currency.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
This press release and accompanying tables include “non-GAAP financial measures” as defined by SEC rules. As required by SEC rules, we provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.
Specifically, the following non-GAAP financial measures are included in this presentation:

Non-GAAP Financial Measure	Comparable GAAP Measure	Reconciliation in Section Entitled
Operating Revenue Measures:
Operating Revenue	Total Revenue	Appendix - Non-GAAP Financial Measure Reconciliations
FMS Operating Revenue	FMS Total Revenue	Business Segment Information - Unaudited
SCS Operating Revenue	SCS Total Revenue
DTS Operating Revenue	DTS Total Revenue
FMS EBT as a % of FMS Operating Revenue	FMS EBT as a % of FMS Total Revenue	Business Segment Information - Unaudited
SCS EBT as a % of SCS Operating Revenue	SCS EBT as a % of SCS Total Revenue
DTS EBT as a % of DTS Operating Revenue	DTS EBT as a % of DTS Total Revenue
Comparable Earnings Measures:
Comparable Earnings Before Income Tax and Comparable Tax Rate	Earnings Before Income Tax and Effective Tax Rate from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings	Earnings from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable EPS and Comparable EPS Forecast	EPS from Continuing Operations EPS Forecast from Continuing Operations	Consolidated Condensed Statements of Earnings - Unaudited Appendix - Non-GAAP Financial Measure Reconciliations (Forecast)
Adjusted Return on Average Capital (ROC) and Adjusted ROC Spread
Not Applicable. However, non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average total debt and average shareholders' equity to adjusted average total capital is provided.
Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings Before Interest, Taxes, Depreciation and Amortization	Earnings from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Cash Flow Measures:
Total Cash Generated and Free Cash Flow	Cash Provided by Operating Activities	Appendix - Non-GAAP Financial Measure Reconciliations

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(in millions)

OPERATING REVENUE RECONCILIATION

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Total revenue	$2,245.0	2,089.9	$4,425.3	3,994.1
Fuel	(220.4)	(222.9)	(436.9)	(432.8)
Subcontracted transportation	(212.4)	(227.3)	(417.2)	(377.9)
Operating revenue *	$1,812.2	1,639.7	$3,571.2	3,183.4

TOTAL CASH GENERATED / FREE CASH FLOW RECONCILIATION

	Six months ended June 30,
	2019	2018

Net cash provided by operating activities from continuing operations	$1,045.1	864.8
Proceeds from sales (primarily revenue earning equipment) (a)	256.3	202.1
Total cash generated *	1,301.3	1,067.0
Purchases of property and revenue earning equipment (a)	(2,210.8)	(1,421.3)
Free cash flow **	$(909.4)	(354.3)

Memo:
Net cash provided by financing activities	$937.0	514.1
Net cash used in investing activities	$(1,954.5)	(1,388.3)

Notes:

(a)	Included in cash flows from investing activities.

** Non-GAAP financial measure.
** Non-GAAP financial measure. We refer to the net amount of cash generated from operating activities and investing activities (excluding acquisitions) from continuing operations as “free cash flow”. We calculate free cash flow as the sum of net cash provided by operating activities and proceeds from the sale of revenue earning equipment and operating property and equipment, and other cash inflows from investing activities, less purchases of property and revenue earning equipment.
Note: Amounts may not be additive due to rounding.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(Dollars in millions)

ADJUSTED RETURN ON CAPITAL RECONCILIATION

	Twelve months ended June 30,
	2019	2018

Net earnings (12-month rolling period)	$324.1	783.5
+ Restructuring and other items	1.4	46.5
+ Income taxes	81.7	(459.0)
Adjusted earnings before income taxes	407.1	370.9
+ Adjusted interest expense (a)	215.7	151.8
- Adjusted income taxes (b)	(157.1)	(156.1)
= Adjusted net earnings for ROC (numerator) [A]	$465.7	366.6

Average total debt	$6,738.0	5,551.2
Average shareholders' equity	2,544.6	2,206.7
Adjustment to equity (c)	23.1	(131.3)
Adjusted average total capital (denominator) [B]	$9,305.7	7,626.5

Adjusted ROC * [A]/[B]	5.0%	4.8%

Weighted average cost of capital	4.8%	4.4%

Adjusted return on capital spread	0.2%	0.4%

Notes:

(a)	Represents reported interest expense plus imputed interest on off-balance sheet obligations.
(b)	Represents provision for income taxes plus income taxes on restructuring and other charges and adjusted interest expense.
(c)	Represents the impact to equity of items to arrive at comparable earnings.

* Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average total debt and average shareholders' equity to adjusted average total capital set forth in this table.
Note: Amounts may not be additive due to rounding.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(Dollars in millions)

COMPARABLE EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

	Three months ended June 30,
	2019	2018

Earnings from continuing operations	$75.5	46.2
+ Provision for income taxes	27.6	55.7
Earnings before income taxes from continuing operations	103.1	101.9
+ Non-operating pension costs	6.7	0.9
+ ERP implementation costs	3.9	—
+ Restructuring and other, net	5.9	2.8
- Gain on sale of property	(18.6)	—
Comparable earnings before income taxes from continuing operations *	101.0	105.5
+ Interest expense	60.8	42.8
+ Depreciation	390.7	342.7
+ Losses from used vehicle fair value adjustments	24.3	14.0
+ Amortization	2.1	2.0
Comparable EBITDA *	$578.8	507.0

COMPARABLE EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

	Six months ended June 30,
	2019	2018

Earnings from continuing operations	$121.3	83.5
+ Provision for income taxes	49.9	71.1
Earnings before income taxes from continuing operations	171.2	154.6
+ Non-operating pension costs	13.2	2.1
+ ERP implementation costs	7.5	—
+ Goodwill impairment	—	15.5
+ Restructuring and other, net	8.5	2.4
- Gain on sale of property	(18.6)	—
Comparable earnings before income taxes from continuing operations	181.8	174.6
+ Interest expense	116.1	80.9
+ Depreciation	768.0	675.5
+ Losses from used vehicle fair value adjustments	41.0	27.6
+ Amortization	4.2	3.4
Comparable EBITDA *	$1,111.1	961.9

* Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of earnings before income taxes from continuing operations to comparable earnings before income taxes from continuing operations is set forth in this table.
Note: Amounts may not be additive due to rounding.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions)

COMPARABLE EARNINGS / EARNINGS BEFORE INCOME TAX / TAX RATE RECONCILIATION

		2019
	Consolidated Condensed Statements of Earnings Line Item	Three Months	Six Months

Earnings from continuing operations before income taxes		$103.1	171.2
Non-operating pension costs	Non-operating pension costs	6.7	13.2
ERP implementation costs	Restructuring and other items, net	3.9	7.5
Restructuring and other, net	Restructuring and other items, net	5.9	8.5
Gain on sale of property	Miscellaneous income, net	(18.6)	(18.6)
Comparable earnings from continuing operations before income taxes*		101.0	181.8

Provision for income taxes		(27.6)	(49.9)
Tax adjustments		—	3.5
Income tax effects of non-GAAP adjustments**		0.5	(3.1)
Comparable provision for income taxes**		(27.2)	(49.5)

Earnings from continuing operations		75.5	121.3
Non-operating pension costs	Non-operating pension costs	4.8	9.3
ERP implementation costs	Restructuring and other items, net	2.9	5.6
Restructuring and other, net	Restructuring and other items, net	4.6	6.4
Gain on sale of property	Miscellaneous income, net	(13.8)	(13.8)
Tax adjustments	Provision for income taxes	—	3.5
Comparable earnings from continuing operations*		$73.9	132.3

Tax rate on continuing operations		26.8%	29.1%
Income tax effects of non-GAAP adjustments**		0.1%	(1.9)%
Comparable tax rate on continuing operations**		26.9%	27.2%

* Non-GAAP financial measure.
** The comparable provision for income taxes is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the statutory tax rates of the jurisdictions to which the non-GAAP adjustments relate.
Note: Amounts may not be additive due to rounding.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions)

		2018
	Consolidated Condensed Statements of Earnings Line Item	Three Months	Six Months

Earnings from continuing operations before income taxes		$101.9	154.6
Non-operating pension costs	Non-operating pension costs	0.9	2.1
Goodwill impairment	Restructuring and other items, net	—	15.5
Restructuring and other, net	Restructuring and other items, net	2.8	2.4
Comparable earnings from continuing operations before income taxes*		105.5	174.6

Provision for income taxes		(55.7)	(71.1)
Tax adjustments		27.9	26.0
Income tax effects of non-GAAP adjustments**		(0.9)	(1.5)
Comparable provision for income taxes**		(28.7)	(46.6)

Earnings from continuing operations		46.2	83.5
Non-operating pension costs	Non-operating pension costs	0.3	0.9
Goodwill impairment	Restructuring and other items, net	—	15.5
Restructuring and other, net	Restructuring and other items, net	2.4	2.0
Tax adjustments	Provision for income taxes	27.9	26.0
Comparable earnings from continuing operations*		$76.8	127.9

Tax rate on continuing operations		54.7%	46.0%
Income tax effects of non-GAAP adjustments**		(27.5)%	(19.3)%
Comparable tax rate on continuing operations**		27.2%	26.7%
* Non-GAAP financial measure.
** The comparable provision for income taxes is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the statutory tax rates of the jurisdictions to which the non-GAAP adjustments relate.
Note: Amounts may not be additive due to rounding.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

COMPARABLE EARNINGS PER SHARE FORECAST RECONCILIATION

Comparable earnings per share from continuing operations forecast:*	Third Quarter 2019	Full Year 2019
EPS from continuing operations	$1.20 to $1.35	$4.80 to $5.10
Non-operating pension costs, net of tax	0.09	0.36
Gain on sale of property	—	(0.26)
ERP implementation costs	0.08	0.27
Restructuring and other, net	0.08	0.27
Tax adjustments	—	0.06
Comparable EPS from continuing operations forecast*	$1.45 to $1.60	$5.50 to $5.80

Note: Amounts may not be additive due to rounding.

TOTAL CASH GENERATED / FREE CASH FLOW FORECAST RECONCILIATION

2019 Forecast
Net Cash Provided by Operating Activities from Continuing Operations	$2,130
Proceeds from sales (primarily revenue earning equipment) (1)	450
Total cash generated*	2,580

Capital expenditures (1)(2)	(3,700)
Free cash flow **	$(1,120)

Memo:
Net cash provided by financing activities	$1,100
Net cash used in investing activities	$(3,250)

(1)	Included in cash flows from investing activities.

(2)	Capital expenditures presented net of changes in accounts payable related to purchases of revenue earning equipment.

* *Non-GAAP financial measure.
** Non-GAAP financial measure. We refer to the net amount of cash generated from operating activities and investing activities (excluding changes in restricted cash and acquisitions) from continuing operations as “free cash flow”. We calculate free cash flow as the sum of net cash provided by operating activities and net cash provided by the sale of revenue earning equipment and operating property and equipment, collections on direct finance leases and other cash inflows from investing activities, less purchases of property and revenue earning equipment.